Exhibit 10.1

AMENDMENT TO
DUKE ENERGY CORPORATION
EXECUTIVE SAVINGS PLAN
(Amended and Restated Effective as of January 1, 2014)
WHEREAS, Duke Energy Corporation (the “Company”) maintains the Duke Energy Corporation Executive Savings Plan (Amended and Restated Effective as of January 1, 2014) (the “Plan”); and
WHEREAS, on October 3, 2016, the Company acquired Piedmont Natural Gas Company, Inc. (“Piedmont”) and Piedmont is now a wholly-owned subsidiary of the Company; and
WHEREAS, Piedmont maintains the Piedmont Natural Gas Company, Inc. Defined Contribution Restoration Plan (the “Legacy Piedmont Plan”); and
WHEREAS, the Company desires, effective as of January 1, 2018, to (i) freeze the Legacy Piedmont Plan, so that no further contributions will be made to the accounts of participants in the Legacy Piedmont Plan, and (ii) merge the Legacy Piedmont Plan into the Plan, without changing the time or form of payment of benefits in effect under the Legacy Piedmont Plan.
NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2018, as follows:
1.    The following new Sections are hereby added immediately after Section 2.28 to read as follows:
2.28A    “Legacy Piedmont Plan” shall mean the Piedmont Natural Gas Company, Inc. Defined Contribution Restoration Plan.
2.28B    “Legacy Piedmont Subaccounts” shall have the meaning provided in Section 6.3.
2.    The last sentence of Section 2.39 is hereby amended to read as follows:
With respect to Post-2004 Deferrals attributable to the Legacy Progress Plans and the Legacy Piedmont Plan, the definition of Affiliated Group as used in this Section shall be modified by deleting the phrase “at least 45 percent” each place it appears and inserting the phrase “at least 50 percent” in lieu thereof.
3.    The first sentence of Section 5.1 is hereby amended to read as follows:
As described in more detail in Appendix A, the Plan governs the terms and conditions of all or a portion of the amounts previously earned under the following plans (each a “Prior Plan”): (i) the Duke Power Company Compensation Deferral Plan, first effective as of July 1, 1983 (“CDP”), (ii) the Panhandle Eastern Corporation Key Executive Deferred Compensation Plan as amended and restated January 1, 1996 (“KEDCP”), (iii) the Crescent Resources Incentive Deferral Plan (“CRIDP”), (iv) the Company's Supplementary Defined Contribution Plan, (v) the Company's Incentive Deferral Plan, (vi) the Cinergy Corp. 401(k) Excess Plan, (vii) the Cinergy Corp. Nonqualified Deferred Incentive Compensation Plan, (viii) the Cinergy Corp. Excess Profit Sharing Plan, (ix) the Progress Energy, Inc. Management Deferred Compensation Plan, (x) the Progress Energy, Inc. Management Incentive Compensation Plan, (xi) the Progress Energy, Inc. Executive and Key Manager Performance Share Sub-Plans, and (xii) the Piedmont Natural Gas Company, Inc. Defined Contribution Restoration Plan (the “Legacy Piedmont Plan”).
4.    Section 6.3 is hereby amended by inserting a new subsection 6.3(h) after subsection 6.3(g) thereof to read as follows:
(h)    Legacy Piedmont Subaccounts. The amounts originally credited under the Legacy Piedmont Plan and transferred to a Participant's Account pursuant to Section 5.1 shall be maintained in a separate subaccount hereunder (the “Legacy Piedmont Subaccount”). Other than adjustments pursuant to Section 6.2, no additional amounts shall be credited to any Legacy Piedmont Subaccount after December 31, 2017.
5.    Section 7.2(b) is hereby amended by adding a new sentence immediately following the last sentence thereof, to read as follows:
Notwithstanding the foregoing or any other provision of this Plan to the contrary, no Participant under the Legacy Piedmont Plan has been or will be provided an opportunity to make any election with respect to the time or form of distribution of his or her Legacy Piedmont Account.
6.    Section 7.4 is hereby amended by inserting a new subsection 7.4(f) immediately following subsection 7.4(e) thereof, to read as follows:
(f)    Legacy Piedmont Plan. Notwithstanding Section 7.4(a), (b), (c) and (d), a Participant’s Legacy Piedmont Subaccount shall be payable in cash as follows:
(i)    Except to the extent otherwise provided in Sections 7.4(f)(ii) and 7.11, following the Participant’s Separation from Service, the Participant shall receive payment of the balance of the Participant’s Legacy Piedmont Subaccount (as adjusted under Sections 6.2 and 6.3(h) through the date of distribution) in five installments. The first installment shall be paid to the Participant within 90 days after the Participant’s Separation from Service. Subsequent installments shall be paid to the Participant in each succeeding January. Notwithstanding the foregoing, if the Participant’s Legacy Piedmont Subaccount balance does not exceed $25,000 as of the date the installment payments would otherwise commence, then the entire amount of the Participant’s Legacy Piedmont Subaccount balance shall be paid to the Participant in a single lump sum payment. The dollar amount in the immediately preceding sentence shall be increased (or decreased) as of January 1, 2010 and each January 1 thereafter by the increase (or decrease) in the U.S. Consumer Price Index for All Urban Consumers (CPI-U) since the immediately preceding January 1.
(ii)    Notwithstanding Section 7.4(f)(i), in the event of a Participant’s Separation from Service between October 3, 2016 and October 2, 2018, the Participant’s Legacy Piedmont Subaccount shall be distributed in a lump-sum payment.
7.    Section 7.5 is hereby amended by adding a new sentence immediately following the last sentence thereof, to read as follows:
Notwithstanding the foregoing or any other provision of this Plan to the contrary, if a Participant dies before the Participant’s Legacy Piedmont Subaccount has been fully paid to the Participant, such Participant’s remaining Legacy Piedmont Subaccount shall be paid to the Participant’s Beneficiary in a single lump sum within 90 days after the Participant’s death.
8.    Appendix A to the Plan is amended by inserting a new item A-8 immediately following item A-7 thereof, to read as follows:
A-8    Legacy Piedmont Plan. Effective as of January 1, 2018, each Participant's Account was credited with an amount equal to the balance, if any, of the Participant's account under the Legacy Piedmont Plan immediately prior to such date.

IN WITNESS WHEREOF, This amendment has been executed by an authorized officer of Duke Energy Corporation effective as of January 1, 2018.

DUKE ENERGY CORPORATION

By:
Melissa H. Anderson
Executive Vice President, Administration
and Chief Human Resources Officer

By:
Julie S. Janson
Executive Vice President, Chief Legal
Officer and Corporate Secretary

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